UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2009

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     Entry into a Material Definitive Agreement.

On October 23, 2009, Ethan Allen Interiors Inc. and its subsidiaries (collectively, “Ethan Allen” or the “Company”) amended its three-year, $40 million senior secured asset-based revolving credit facility with J.P. Morgan Chase Bank N.A. and certain other lenders (the “Amended Facility”).

The Amended Facility increased the credit financing by $20 million, with total borrowing under the agreement (subject to borrowing base availability) of up to $60 million. The Amended Facility is secured by all property owned, leased or operated by the Company in the United States excluding any real property owned by the Company, and removes the exclusion for intellectual property assets which previously was subject to availability being less than or equal to $17.5 million.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01     Regulation FD Disclosure

On October 23, 2009, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release setting forth comments its operating results for the three months ended September 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated October 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date:	October 23, 2009	By:	/s/ David R. Callen
David R. Callen
Vice President, Finance and
Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 23, 2009